Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal First-Quarter 2016 Financial Results

•	Total Revenues of $183.5 Million

•	Adjusted Diluted EPS of $0.41 and Diluted EPS of $0.37

•	Myriad Completes Conversion of Targeted Physicians to myRisk™ Hereditary Cancer

•	Company Maintains Fiscal Year 2016 Financial Guidance and provides Fiscal Second-Quarter 2016 Financial Guidance

SALT LAKE CITY, UTAH, November 3, 2015 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal first-quarter 2016, provided an update on recent business highlights, maintained its fiscal year 2016 financial guidance and provided fiscal second-quarter 2016 financial guidance.

“We were very pleased with our results in the first quarter and reiterate our fiscal 2016 guidance,” said Mark C. Capone, president and chief executive officer of Myriad. “More importantly, we continued the excellent progress on our five-year plan to transform Myriad into a diversified global pioneer in personalized medicine. We are now beginning to see the benefits of the substantial investments the Company has made in our industry-leading pipeline and international expansion, which we believe will drive significant shareholder value over the next five years.”

Financial Highlights

•	Below are tables summarizing the financial results and revenue by product class for our fiscal first-quarter 2016:

Revenue

	Fiscal First Quarter
($ in millions)	2016	2015	% Change
Molecular Diagnostic Testing Revenue

Hereditary cancer testing revenue	$156.7	$150.6	4%

Vectra DA testing revenue	11.4	10.6	8%

Other testing revenue	3.8	3.3	15%

Total molecular diagnostic testing revenue	171.9	164.5	5%

Pharmaceutical and clinical service revenue	11.6	4.3	170%

Total Revenue	$183.5	$168.8	9%

Income Statement

	Fiscal First Quarter
($ in millions)	2016	2015	% Change
Total Revenue	$183.5	$168.8	9%

Gross Profit	147.0	133.9	10%
Gross Margin	80.1%	79.3%

Operating Expenses	103.7	108.0	(4%)

Operating Income	43.3	25.9	67%
Operating Margin	23.6%	15.3%

Adjusted Operating Income	46.5	29.3	59%
Adjusted Operating Margin	25.3%	17.4%

Net Income	26.6	16.0	66%

Diluted EPS	0.37	0.21	76%

Adjusted EPS	$0.41	$0.25	64%

•	The Company exited the quarter with approximately 80 percent of incoming hereditary cancer tests being ordered as myRisk, representing 100 percent conversion of our targeted physician base.

•	The increase in adjusted operating income and net income on a year-over-year basis was driven by higher revenue, improved operational efficiencies in our myRisk Hereditary Cancer laboratory, lower research and development expense and leverage in sales, general and administrative expenses.

•	During the quarter, the Company repurchased approximately 1.1 million shares, or $38 million, of common stock under its share repurchase program and ended the quarter with approximately $117 million remaining on its current share repurchase authorization. Fiscal first-quarter diluted weighted average shares outstanding were 72.1 million compared to 76.1 million in the same period last year.

Business Highlights

•	At the upcoming American College of Rheumatology annual meeting Myriad will present several studies showing the potential for Vectra DA to predict treatment response in patients with rheumatoid arthritis. The studies demonstrated that the Vectra DA score was predictive of response to either triple therapy or anti-TNF therapy, predicted flare in patients discontinuing anti-TNF therapy and could predict relapse in patients undergoing tapering for disease modifying anti-rheumatic drugs.

•	In August, Myriad received a favorable final local coverage determination for its Prolaris test from Noridian, the Medicare Administrative Contractor for the Company. The coverage determination, which became effective October 15, 2015, covers Prolaris for patients defined as low or very-low risk by the National Comprehensive Cancer Network guidelines.

•	Tufts Health Plan and Myriad signed a three-year contract that will cover Prolaris for all members diagnosed with localized prostate cancer across all risk categories.

•	Myriad presented data at the recent American Society for Dermatopathology that demonstrated the ability of myPath Melanoma to accurately predict cancer outcomes by evaluating 127 patients with melanocytic lesions. Of the 65 lesions that were classified as melanomas by pathologists, myPath Melanoma results agreed with 61 of these classifications representing a sensitivity of 97 percent. Importantly, myPath Melanoma identified 100 percent of the 14 lesions which went on to become metastatic melanoma.

•	At the International Association for the Study of Lung Cancer, Myriad presented data that compared the myPlan Lung Cancer score to standard pathological risk factors. Of the 183 patients that were designated as high-risk by the myPlan Lung Cancer test, less than 50 percent had three or more high-risk features and would have been designated as low-risk utilizing standard pathology.

•

At the European Society for Clinical Oncology Meeting, Myriad presented new data on its myChoice HRD test from the NOVA study currently being conducted by TESARO, one of Myriad’s pharmaceutical collaborators. The data showed that 100 percent of patients with a

BRCA mutation and 55 percent of patients without a BRCA mutation were HRD positive and would have been missed with tumor sequencing alone. Additionally, the myChoice HRD algorithm which utilizes three proprietary technologies (LOH, TAI, and LST) better defined the HRD positive population than LOH alone.

Fiscal Second-Quarter and Fiscal Full-Year 2016 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2016 and fiscal second-quarter 2016 financial guidance:

	Revenue	Adjusted Earnings Per Share	GAAP Diluted Earnings Per Share
Fiscal Year 2016	$750-$770 million	$1.60-$1.65	$1.45-$1.50

Fiscal Second Quarter 2016	$188-$190 million	$0.40-$0.42	$0.36-$0.38

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during the conference call it is holding today to discuss its fiscal first-quarter financial results and fiscal second-quarter and full fiscal year 2016 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, November 3, 2015, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fiscal first quarter, business developments and financial guidance. The dial-in number for domestic callers is (800) 706-9302. International callers may dial (303) 223-4366. All callers will be asked to reference reservation number 21779749. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)	Three Months Ended
	Sept. 30, 2015	Sept. 30, 2014
Molecular diagnostic testing	$171.9	$164.5
Pharmaceutical and clinical services	11.6	4.3

Total revenue	183.5	168.8

Costs and expenses:
Cost of molecular diagnostic testing	30.9	32.8
Cost of pharmaceutical and clinical services	5.6	2.1
Research and development expense	17.2	22.6
Selling, general, and administrative expense	86.5	85.4

Total costs and expenses	140.2	142.9

Operating income	43.3	25.9

Other income (expense):
Interest income	0.1	0.1
Other	0.1	(0.1)

Total other income	0.2	—

Income before income taxes	43.5	25.9

Income tax provision	16.9	9.9

Net income	$26.6	$16.0

Earnings per share:
Basic	$0.39	$0.22
Diluted	$0.37	$0.21

Weighted average shares outstanding:
Basic	68.7	72.8
Diluted	72.1	76.1

Consolidated Balance Sheets (Unaudited)

(in millions)	Sept. 30, 2015	Jun. 30, 2015
Current assets:
Cash and cash equivalents	$87.4	$64.1
Marketable investment securities	68.0	80.7
Prepaid expenses	5.6	12.5
Inventory	34.3	25.1
Trade accounts receivable, less allowance for doubtful accounts of $6.2 September 30, 2015 and $7.6 June 30, 2015	83.4	85.8
Deferred taxes	13.5	13.5
Prepaid taxes	13.5	—
Other receivables	1.6	1.9

Total current assets	307.3	283.6

Equipment, leasehold improvements and property, net	64.9	67.2
Long-term marketable investment securities	43.1	40.6
Long-term deferred taxes	—	—
Intangibles, net	189.4	192.6
Goodwill	177.3	177.2
Other assets	5.0	5.0

Total assets	$787.0	$766.2

Current liabilities:
Accounts payable	$15.8	$21.1
Accrued liabilities	41.8	46.1
Deferred revenue	1.4	1.5

Total current liabilities	59.0	68.7

Unrecognized tax benefits	27.2	26.4
Other long-term liabilities	7.1	8.8
Long-term deferred taxes	6.6	0.2

Total liabilities	99.9	104.1
Stockholders’ equity:
Common stock, 73.5 and 73.5 shares outstanding at June 30, 2015 and 2014 respectively	0.7	0.7
Additional paid-in capital	772.3	745.4
Accumulated other comprehensive loss	(7.1)	(7.0)
Accumulated deficit	(78.8)	(77.0)

Total stockholders’ equity	687.1	662.1

Total liabilities and stockholders’ equity	$787.0	$766.2

Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Sept. 30, 2015	Sept. 30, 2014
Cash flows from operating activities:
Net income	$26.6	$16.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6.8	6.0
Loss on disposition of assets	(0.4)	0.1
Share-based compensation expense	8.7	6.9
Bad debt expense	6.0	7.1
Deferred income taxes	11.4	2.7
Unrecognized tax benefits	0.9	0.3
Excess tax benefit from share-based compensation	(4.9)	(1.7)
Gain on sale of marketable investment securities	—	—
Changes in assets and liabilities:
Prepaid expenses	7.0	(2.5)
Trade accounts receivable	(3.6)	(1.5)
Other receivables	0.2	(7.5)
Inventory	(9.2)	(0.9)
Prepaid taxes	(13.5)	(5.1)
Accounts payable	(5.3)	2.6
Accrued liabilities	(5.7)	(15.8)
Deferred revenue	(0.1)	0.3

Net cash provided by operating activities	24.9	7.0

Cash flows from investing activities:
Capital expenditures for equipment and leasehold improvements	(1.0)	(11.5)
Restricted cash	—	(22.7)
Purchases of marketable investment securities	(21.8)	(5.9)
Proceeds from maturities and sales marketable investment securities	31.8	67.6

Net cash used in investing activities	9.0	27.5

Cash flows from financing activities:
Net proceeds from common stock issued under share-based compensation plans	22.8	15.1
Excess tax benefit from share-based compensation	4.9	1.7
Repurchase and retirement of common stock	(38.0)	(45.6)

Net cash used in financing activities	(10.3)	(28.8)

Effect of Foreign exchange rates on cash and cash equivalents	(0.3)	(0.7)

Net increase in cash and cash equivalents	23.3	5.0
Cash and cash equivalents at beginning of year	64.1	64.8

Cash and cash equivalents at end of year	$87.4	$69.8

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s continued progress on its five-year plan to transform the Company into a diversified global pioneer in personalized medicine; the benefits of the Company’s investments made in its pipeline and international expansion; the Company’s belief that its substantial investments will drive significant shareholder value over the next five years; the Company’s fiscal second quarter 2016 and fiscal full year 2016 financial guidance under the caption “Fiscal Second-Quarter and Fiscal Full Year 2016 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of a healthcare clinic in Germany; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2015, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three Months ended September 30, 2015 and 2014

(Unaudited data in thousands, except per share amount)

	Three Months Ended
	Sept. 30, 2015	Sept. 30, 2014
GAAP Cost of molecular diagnostic testing	$30.9	$32.8
GAAP Cost of pharmaceutical and clinical services	5.6	2.1
Acquisition - amortization of intangible assets	—	—

Non-GAAP COGS	$36.5	$34.9

Non-GAAP Gross Margin	80%	79%

GAAP Research and Development	$17.2	$22.6
Acquisition - amortization of intangible assets	(0.1)	(0.1)

Non-GAAP R&D	$17.1	$22.5

GAAP Selling, General and Administrative	$86.5	$85.4
Acquisition - amortization of intangible assets	(3.1)	(3.3)

Non-GAAP SG&A	$83.4	$82.1

GAAP Operating Income	$43.3	$25.9
Acquisition - amortization of intangible assets	3.2	3.4

Non-GAAP Operating Income	$46.5	$29.3

Non-GAAP Operating Margin	25%	17%

GAAP Net Income	$26.6	$16.0
Acquisition - amortization of intangible assets	3.2	3.4

Non-GAAP Net Income	$29.8	$19.4

GAAP Diluted EPS	$0.37	$0.21
Non-GAAP Diluted EPS	$0.41	$0.25

Diluted shares outstanding	72.1	76.1

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended
	Sept. 30, 2015	Sept. 30, 2014
GAAP cash flow from operations	$24.9	$7.0

Capital expenditures	(1.0)	(11.5)

Free cash flow	$23.9	$(4.5)

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2016 and Fiscal Second Quarter 2016 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2016
Diluted net income per share
GAAP diluted net income per share	$1.45 - $1.50
Acquisition - amortization of intangible assets	0.15

Non-GAAP diluted net income per share	$1.60 - $1.65

Fiscal Second Quarter 2016
Diluted net income per share
GAAP diluted net income per share	$0.36 - $0.38
Acquisition - amortization of intangible assets	0.04

Non-GAAP diluted net income per share	$0.40 - $0.42